AVANIR PHARMACEUTICALS, INC. SC TO-C

Exhibit (a)(5)(C)

Acquisition of Avanir Pharmaceuticals Tatsuo Higuchi President & Representative Director, CEO Otsuka Holdings Co., Ltd. 2 Dec, 2014

1 Note to Investors The tender offer to purchase shares of Avanir common stock referenced in this presentation has not yet commenced, and this presentation is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of Avanir common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), wh ich Bigarade Corporation, a wholly - owned indirect subsidiary of Otsuka, will file with the SEC. Avanir will file with the Securities and Exchange Commission (the "SEC") a Solicitation/Recommendation Statement with respect to the tender offer (the “Recommendation Statement”). THE TENDER OFFER STATEMENT AND THE RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the Tender Offer Statement and the Recommendation Statement will be mailed to Avanir stockholders free of charge. Investors and security holders of Avanir also are advised that they may also obtain free copies of the Tender Offer Statement and other documents filed by Bigarade Corporation with the SEC (when these documents become available) and the Recommendation Statement and other documents filed by Avanir (when these documents become available) on the SEC’s website at www.sec.gov. Forward - looking Statements Certain statements contained in this presentation, including without limitation expectations as to future sales and operating results, constitute forward - looking statements. Forward - looking statements in this presentation include statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” “estimates,” “projec ts, ” “forecasts,” “outlook,” and similar expressions are also intended to identify forward - looking statements. The statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, earnings, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward - looking statements. Such factors include, but are not limited to, the following: general industry and market conditions, general domestic and international economic conditions such as interest rate and currency exchange fluctuations, technological advances and patents attained by competitors, challenges inherent in new product development and clinical trials, claims and concerns about product safety and efficacy, obtaining regulatory approvals, domestic and foreign healthcare reforms, and healthcare cost containment, laws and regulations affecting domestic and foreign operations, and fail ure to gain market acceptance or third - party consents. Risks and uncertainties that could cause results to differ from expectations also include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Avanir stockholders will tender their stock in the offer; the risk that competing offers will be made; and the possibility that various closing condit ion s for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction. We will not undertake and specifically decline any obligation to update or correct any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Today’s Contents  Overviews of Transaction & Avanir Pharmaceuticals  Purpose and Significance  Positioning  Financial Impacts 2

Transaction Overview 3  Purchase price ： US$17per share x 24% premium to average closing price over the last month  Transaction consideration ： US$3,539 million (fully - diluted basis)  Transaction structure ： 100% acquisition through an all - cash tender offer followed by all cash - out merger x Tender offer toward an Otsuka Pharmaceutical’s subsidiary x Tender offer will start in within 10 business days x Avanir Pharmaceuticals will become a wholly owned subsidiary of Otsuka Pharmaceutical after the tender offer closing  Funding ： Financed with existing cash (and possibly with bank loan)  Financial impact ： to be announced once allocation of goodwill and in - process R&D etc. determined

4 Avanir Pharmaceuticals  History & main products: - 1988: Established as Lidak Pharmaceuticals - 1998: Name changed to Avanir Pharmaceuticals - 2005: NUEDEXTA ® NDA filed (PBA) - 2010: NUEDEXTA ® approval in US - 2014: AVP - 825 NDA filed (migraine)  Head office: - Aliso Viejo, California, USA  Business description - Biopharmaceutical company focused on acquiring, developing and commercializing novel therapeutic products for the treatment of disorders of the central nervous system, especially neurological disease  Sales ： $75M （ FY ending September 2013 ）  Employees ： 485 （ as of September 2014 ）

5 Purpose & Significance

Full - scale entry to neurological disease area 6

Avanir’s neurological disease area Purpose & Significance  Full - scale entry to neurological disease area widens core business presence in CNS 7 Discovery Research Clinical development Launch ② AVP - 786 • Development in agitation associated with dementia of the Alzheimer’s type Marketing Consideration with Otsuka’s psychiatric disease area • Reinforcement of strategic CNS business development • Synergistic effect of in - house innovative drug discovery and strengthening of development and sales capabilities in neurological disease area ① NUEDEXTA • Clinical development capabilities addressing untapped market of neurologically based - disease, pseudobulbar affect ③ Clinical development & Sales capabilities

8 Avanir Pharmaceuticals’ Assets ＊ PBA:Pseudobulbar Affect Neurological disease franchise and growth opportunity  NUEDEXTA(launched) and late - stage pipeline (AVP - 786)  Neurological disease franchise is a short - term and medium - to long - term growth area Product development capabilities  Creativity and proven drug development prowess in under - researched new indications  Consistent with Otsuka’s corporate culture Young versatile executives  Young executives with pioneer spirits  Wealth of experience in pharmaceutical industry Sales strength that enables new market pioneering  Pioneering a new market for PBA * in the US  Improving Otsuka’s portfolios for Alzheimer’s disease

9 NUEDEXTA NUEDEXTA: dextromethorphan(DM ) ＋ quinidine • DM is rapidly metabolized in the liver by CYP2D6 • Due to the rapid metabolism, DM concentrations, when administered alone, do not reach sufficient levels in the central nervous system to affect key receptors • Plasma AUC of DM increases by about 30 times in combination with quinidine , a potent CYP2D6 inhibitor. • Addition of quinidine allows sufficient levels of DM to reach the central nervous system and to exert therapeutic effect by binding to NMDA receptors and Sigma - 1 receptors1 1) NUEDEXTA Increase in DM blood concentration 2) NUEDEXTA = DM 20 mg/ quinidine 10 mg DM 30 mg 1) Act to NMDA receptor as an antagonist, and to sigma - 1 receptor as an agonist 2) J Cln Pharmacol , 2004; 44(10):1132 - 1142 quinidine （ 10mg ） dextromethorphan （ 20mg ） ＋

What is PBA? • A disorder of emotional expression that occurs secondary to neurologic conditions or injuries affecting the brain, and is characterized by disruptive, frequent, and uncontrollable outbursts of laughing and/or crying that are independent of mood and appear out of proportion or incongruous to (opposite to) the social context in which they occur • Concomitantly occurs in 10 - 40% patients with neurologic conditions such as Alzheimer‘s disease or other dementias, multiple sclerosis (MS), Lou Gehrig's disease (ALS), stroke traumatic brain injury (TBI) or Parkinson's disease • Potential patients population in the US: approx. 2 million* Hypothesized pathogenesis of PBA • Expressions of emotions are controlled by networks between sensory cortex and affect/motor cortex. When these networks are disrupted, emotions become uncontrollable • Pathogenic mechanism is unknown Pseudobulbar Affect: PBA 10 *Source : https://www.pbafacts.com/

What is PBA? • A disorder of emotional expression that occurs secondary to neurologic conditions or injuries affecting the brain, and is characterized by disruptive, frequent, and uncontrollable outbursts of laughing and/or crying that are independent of mood and appear out of proportion or incongruous to (opposite to) the social context in which they occur • Concomitantly occurs in 10 - 40% patients with neurologic conditions such as Alzheimer‘s disease or other dementias, multiple sclerosis (MS), Lou Gehrig's disease (ALS), stroke traumatic brain injury (TBI) or Parkinson's disease • Potential patients population in the US: approx. 2 million* Hypothesized pathogenesis of PBA • Expressions of emotions are controlled by networks between sensory cortex and affect/motor cortex. When these networks are disrupted, emotions become uncontrollable • Pathogenic mechanism is unknown Pseudobulbar Affect: PBA 11 *Source : https://www.pbafacts.com/

NUEDEXTA 1 2 4 6 9 10 12 15 17 19 20 23 24 27 0 5 10 15 20 25 30 12  NUEDEXTA sales show solid growth （ $ Million ） NUEDEXTA US sales since launch Source: Avanir Pharmaceuticals 10K, Accounting period: FY ending Sep., Q1=Oct. to Dec., Q2=Jan. to Mar., Q3=Apr. to Jun., Q4=Jul. to Sep.

Acquired Products

	Product Name/Code	Features
Product on the market	**NUEDEXTA**	✓ Approved in the US as the first and only treatment for PBA in October 2010 (EU approval: June 2013) ✓ Generated sales of USD $94 million from July 2013 to June 2014
Pipeline	**AVP-923 & AVP-786**	<AVP-923> ✓ Positive P2 study results in AD agitation presented at Neurology meeting in October 2014 ✓ P-2 ongoing in levodopa-induced dyskinesia of Parkinson's disease <AVP-786> ✓ P2 ongoing in treatment resistant major depressive disorder ✓ P3 program planned in AD agitation
	AVP-825*	✓ NDA filed for migraine

*sumatriptan powder delivered intranasally using a new breath-powered delivery technology

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14 Positive Results in AD Agitation of AVP - 923 Side effects (>3%) Placebo (n=127) AVP - 923 (n=152) Fall 3.9% 8.6% Diarrhea 3.1% 5.9% Urinary tract infection 3.9% 5.3% Dizziness 2.4% 4.6% Aggression 4.7% 3.3% Bruise 3.1% 2.0% Low back pain 3.1% 2.0% Peripheral edema 3.1% 0.7% Safety  In Oct 2014, positive P2 results in AD agitation 1) were presented at an annual meeting of the American Neurological Association in Baltimore, US Efficacy 1 ） AD agitation ： Agitation associated with dementia of the Alzheimer’s type 2 ） SPCD=Sequential Parallel Comparison Design 3 ） NPI - AA: Neuropsychiatric Inventory agitation/aggression 4) SPDC Primary endpoint is change in Neuropsychiatric Inventory (NPI) agitation/aggression domain from baseline to Week 5 (Stage 1) and Stage 2 baseline to Week 10 ; SPCD analysis ＜ SPCD design 2 ） ＞ - 1.7 - 0.8 - 3.3 - 2.0 -4 -2 0 Stage1 Stage2 NPI - AA N=125 N=93 N=45 N=44 Stage 1 (5weeks) Stage 2 (5weeks) Placebo N=15 AVP - 923 N=15 Non responders R enroll N=220 P<0.001 P=0.021 Placebo N=127 AVP - 923 N=93 R Placebo N=45 AVP - 923 N=44 R Responders Placebo AVP - 923 AVP - 923 significantly improved the primary endpoint of AD agitation. (NPI - AA 3) ) Primary Endpoint 4 ） : P =0.00008

Acquired Products 15 Product Name /Code Features Product on the market NUEDEXTA x Approved in the US as the first and only treatment for PBA in October 2010 (EU approval: June 2013) x Generated sales of USD $94 million from July 2013 to June 2014 Pipeline AVP - 923 & AVP - 786 AVP - 923> • Positive P2 study results in AD agitation presented at Neurology meeting in October 2014 • P - 2 ongoing in levodopa - induced dyskinesia of Parkinson’s disease <AVP - 786> • P2 ongoing in treatment resistant major depressive disorder • P3 program planned in AD agitation AVP - 825 * x NDA filed for migraine * sumatriptan powder delivered intranasally using a new breath - powered delivery technology

16 NUEDEXTA and AVP - 786 Red: deuteration of methyl groups + in combination with quinidine （ 10mg ） dextromethorphan ＋ in combination with ultra - low dose quinidine (< 5mg) deuterium - modified dextromethorphan （ d - DM ） NUEDEXTA AVP - 786 • Improved intravital stability by deuteration of dextromethorphan * D 3 C CD 3 *Deuterium modification reduces susceptibility of DM to enzyme cleavage and first pass metabolism, but without altering its pharmacology

Positioning 17

Investment Policy  Share management philosophy, human resources, products and technologies to enhance corporate value  Investments with long - term perspective Products Technologies Human resources 18 Management philosophy

Positioning of Acquisition within Otsuka’s Strategy 19  Strengthening core therapeutic area franchise in the second mid - term plan Developing a truly global businesses Building new category markets Creating our own unique and innovative products OTC NC alliance diagnostics chemical Clinical nutrition m edical devices cosmedics c onsumer products pharma

CNS business : Evolution through products


New category creation
New category
Behavioral disorder
Agitation associated with AD
Anxiety disorder
PTSD
Lu AE58054
• Alzheimer's disease
Lu AF20513
• Amyloid β vaccine
brexpiprazole
• Schizophrenia
• MDD adjunctive therapy
Value-added drug therapy
Smart tablet
Abilify Maintena
Abilify
Solutions for patient needs

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AD: Alzheimer's disease, PTSD: Posttraumatic stress disorder

AD agitation 21 Development of CNS Business Expertise in neurological diseases Expertise in psychiatric diseases  Abilify  Abilify Maintena  brexpiprazole  NUEDEXTA  AVP - 786  Strengthening drug discovery research and development in neurological diseases CNS pharmaceutical business <Development for AD * related indications >  Lu AE58054  Lu AF20513 ＜ Strengthening drug discovery research and development in neurological diseases> *Alzheimer’s disease P sychiatric diseases Neurological diseases

22 Firm Commitment to Alzheimer’s Disease Grou p 1 Prevention of disease progression Lu AF20513 • Prevention of aggregation and removal of amyloid β deposits Group 2 Lu AE58054 Supression of cognitive decline • 5 - HT 6 receptor antagonist Group 3 brexpiprazole Improvement in Agitation • D 2 and 5 - HT 1A receptor partial agonist • 5 - HT 2A receptor antagonist • NMDA receptor antagonist • Sigma - 1 receptor agonist AVP - 786

Expansion of CNS franchise

Area	indication	P1	P2	P3	Filed	launched
Neurology	PBA					NUEDEXTA
Neurology	Alzheimer's disease	Lu AF20513*		Lu AE58054		
Neurology	AD agitation		NUEDEXTA/ AVP-786	brexpiprazole		
Neurology	Parkinson's disease		AVP-923 (Dyskinesia)			Neupro patch
Neurology	others				AVP-825 (migraine)	E Keppra (epilepsy)
Psychiatry	MDD		AVP-786	ASC-01	brexpiprazole	Abilify
Psychiatry	Schizophrenia				brexpiprazole	Abilify Abilify Maintena
Psychiatry	Bipolar disorder			Abilify Maintena		Abilify
Psychiatry	others			brexpiprazole (PTSD)		Abilify (Tourette's, autism)

*preparing for P1

Existing PJ | New PJ

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Otsuka Holdings Co Ltd The 2 nd Medium - Term Management Plan FY 2014 - 2018 August 26, 2014

New Drugs - Key Driver for Growth Platform  3 global products, 3 next - generation products and new drugs in Japan to contribute to sustainable growth  80% of $4.3bn sales (FY2018E) from products already filed or launched  Investments to enrich pipeline, including in - licensing deals 25 2013A 2018E 2023E $2.0bn $1.8bn *New drugs in Japan: products newly launched or to be launched in Japan between 2009 and 2018, excluding 3 global products and 3 next - generation products above. Foreign currency exchange rate assumptions: US$ 1= \ 100, Euro 1= \ 140 New drugs in Japan * 3 next - generation products • Lonsurf • Lu AE58054 • SGI - 110 $0.5bn Sales Approx. $0.8bn 3 global products • Abilify Maintena • brexpiprazole • tolvaptan

New Drugs - Key Driver for Growth Platform

- 3 global products, 3 next-generation products and new drugs in Japan to contribute to sustainable growth
- 80% of $4.3bn sales (FY2018E) from products already filed or launched
- **Investments to enrich pipeline, including in-licensing deals**



Sales
Approx.
$0.8bn
$1.8 bn
$0.5 bn
$2.0 bn
2013A
2018E
2023E
New drugs in Japan*
3 next-generation products
• Lonsurf
• Lu AE58054
• SGI-110
3 global products
• Abilify Maintena
• brexpiprazole
• tolvaptan
Pipelines of neurological disorder
• NUEDEXTA
• AVP-786
• Lu AF20513
• Lu AE58054
• brexpiprazole

*New drugs in Japan: products newly launched or to be launched in Japan between 2009 and 2018, excluding 3 global products and 3 next-generation products above.

Foreign currency exchange rate assumptions: US$ 1= ¥100, Euro 1=¥ 140

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Financial Impact 27

Financial Impact  Profit and loss expected to be consolidated from Q1/FY2015 x NUEDEXTA sales expected to contribute to Otsuka’s consolidated sales x Details to be disclosed once acquisition price and accounting procedure have been determined  Expected to contribute to cash flow from FY2016  Financed with cash on hand (and possibly with bank loan) x Long - term financing structure to be considered by the end of FY2015 28

Conclusion  Full - scale entry to neurological diseases area widens core business presence in CNS 1. Accelerate Otsuka’s CNS business through integration of Avanir’s strengths in neurological area with Otsuka’s strength in psychiatry 2. Maximize medical and commercial values of our CNS products with Otsuka/ Avanir’s clinical development capabilities and sales prowess 3. Grow beyond 2020 by actively expanding development portfolio for Alzheimer’s disease which imposes huge social burden 4. Avanir’s revenues and cash flow will contribute to Otsuka’s growth from 2015 and 2016 respectively, and its assets are expected to be important drivers to accelerate growth in the 3 rd mid - term management plan period 29